As filed with the Securities and Exchange Commission on May 29, 2015.

Registration No. 333-183462

Registration No. 333-177605

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-183462

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-177605

UNDER

THE SECURITIES ACT OF 1933

Exelis Inc.

(Exact name of registrant as specified in its charter)

Indiana	45-2083813
(State of Incorporation)	(IRS Employer Identification No.)

1650 Tysons Boulevard, Suite 1700

McLean, Virginia 22102

Telephone: (703) 790-6300

(Address, including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Amended and Restated Exelis Inc. 2011 Omnibus Incentive Plan

Exelis Inc. 2011 Omnibus Incentive Plan

Exelis Retirement Savings Plan

Exelis Inc. Deferred Compensation Plan

(Full Title of the Plan)

Ann D. Davidson

Senior Vice President and Chief Legal Officer

1650 Tysons Boulevard, Suite 1700

McLean, Virginia 22102

Telephone: (703) 790-6300

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company:

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF UNSOLD SECURITIES

These Post-Effective Amendments are being filed to deregister unsold securities of Exelis Inc., an Indiana corporation (“Exelis” or “Registrant”) that were registered on the following Registration Statements on Form S-8 (each, a “Registration Statement”, and collectively, the “Registration Statements”) filed with the Securities and Exchange Commission:

•	Registration Statement No. 333-183462 on Form S-8 filed with the Securities and Exchange Commission on August 21, 2012, pertaining to the registration of an aggregate of 12,000,000 shares of common stock, $0.01 par value (“Shares”).

•	Registration Statement No. 333-177605 on Form S-8 filed with the Securities and Exchange Commission on October 28, 2011, pertaining to the registration of an aggregate of 37,500,000 Shares and $30,000,000 in deferred compensation obligations.

Exelis entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 5, 2015, by and among Exelis, Harris Corporation, a Delaware corporation (“Harris”), and Harris Communication Solutions (Indiana), Inc., an Indiana corporation and a wholly owned subsidiary of the Company (“Merger Sub”), pursuant to which Merger Sub merged with and into Exelis (the “Merger”), with Exelis surviving the Merger as a wholly owned subsidiary of Harris, upon the terms and subject to the conditions set forth in the Merger Agreement. The Merger became effective on May 29, 2015.

In connection with the Merger, the offerings of the securities pursuant to the Registration Statements have been terminated. Accordingly, Exelis hereby terminates the effectiveness of the Registration Statements and, in accordance with undertakings made by the Registrant in the Registration Statements to remove from registration by means of a post-effective amendment any of the securities that had been registered but remained unsold at the termination of the offering, hereby removes from registration any and all securities of the Registrant registered but unsold under the Registration Statements as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements described above to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McLean and State of Virginia on May 29, 2015.

EXELIS INC.

By:	/s/ Ann D. Davidson
Ann D. Davidson
Senior Vice President, Chief Legal Officer and Corporate Secretary

Pursuant to the requirement of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on this 29th day of May, 2015.

EXELIS RETIREMENT SAVINGS PLAN

By:	/s/ Joan M. Hinnenkamp
Name: Joan M. Hinnenkamp
Title: Vice President, Wells Fargo Bank, N.A.

No other person is required to sign this Post-Effective Amendment to the Registration Statements in reliance upon Rule 478 of the Securities Act.